EXHIBIT 10(c)

                               WRITTEN CONSENT OF

                           PRICEWATERHOUSECOOPERS LLP
                           --------------------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Post-Effective Amendment No. 1 to the registration statement on Form N-4 ("Registration Statement") of our report dated February 15, 2001 relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
March 29, 2001